UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: September 9, 2004
                                        -----------------


                              Rapholz Silver, Inc.
        (Exact name of small business issuer as specified in its charter)

                        Commission File Number: 2-89013D
                                                --------

        Florida                                                59-2340242
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(State of incorporation)                                (IRS Employer ID Number)

                 211 West Wall Street, Midland, Texas 79701-4556
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (432) 682-1761
                                 --------------
                         (Registrant's telephone number)

           3910 Northeast 26th Avenue, Lighthouse Point, Florida 33064
           -----------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)



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Section 2.01 - Completion of Acquisition or Disposition of Assets

Subsequent to the close of business on August 31, 1989, the Company liquidated all operations and assets and became a dormant entity. The Company's former management also elected to suspend it's reporting under the Securities Exchange Act of 1934, as amended, due to a lack of operating capital concurrent with the filing of an Annual Report on Form 10-K for the year ended August 31, 1989.

Section 4.01  - Changes in Registrant's Certifying Accountant

The Company has not had it's financial statements audited since the year ended August 31, 1989. At that time, the Company had engaged the services of Anchel & Company (Anchel) of Miami, Florida. Anchel's last audit report was dated January 10, 1990. In a letter dated December 14, 1995, Anchel confirmed to the Company that their firm had not performed any work for the Company subsequent to the January 10, 1990 audit opinion. Additionally, Anchel confirmed that all files, records and working papers related to their engagements were destroyed in Hurricane Andrew in 1992. The Company has had no contact with Mr. Douglas since the December 14, 1995 letter.

No  accountant's  report on the financial  statements for either of the past two
(2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended August 31, 2003 and 2002) and from September 1, 2003 to the date of this Report, there were no disagreements with Anchel on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(2)(i) and (ii) of Regulation S-B, during the Company's two most recent fiscal years (ended August 31, 2003and 2002) and from September 1, 2003 to the date of this Report.

Engagement of S. W. Hatfield, CPA
---------------------------------

On September 9, 2004, as a result of the change in control of the Company, the Company's Board of Directors and Senior Management authorized the engagement of
S. W. Hatfield, CPA of Dallas, Texas (SWHCPA) as the Company's new independent auditors. The Company did not consult with SWHCPA at any time prior to the April 2004 change in control or subsequent thereto, including the Company's two most recent fiscal years ended August 31, 2003 and 2002, and the subsequent interim periods through the date of this Report, regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Section 5.01 - Changes in Control of the Registrant

On or about April 16, 2004, the Company sold 10,000,000 shares of restricted, unregistered common stock to Glenn A. Little, pursuant to a subscription agreement for 10,000,000 shares, for gross proceeds of approximately $10,000. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

Mr. Little was concurrently elected President, Chief Executive Officer, Chief Operating Officer, Chairman of the Board of Directors, and Secretary and Treasurer of the Company.

As a result of this transaction, Glenn A. Little became the Company's controlling shareholder, owning 10,000,000 shares of the 28,649,929 issued and outstanding shares of the Registrant's common stock, or approximately 34.90%.

Item 8.01 - Other Events

With the engagement of S. W. Hatfield, CPA, management, through this filing, is notifying the general public of it's intent to file the Annual Report on Form 10-KSB for each of the years ended August 31, 2004, August 31, 2003 and August 31, 2002, as soon as the appropriate records can be provided to S. W. Hatfield, CPA, the Company's newly appointed independent certified public accounting firm and the required audits of the Company's financial statements may be completed. Additionally, the Company intends to file the required Quarterly Reports on Form 10-QSB for each of the respective quarters ended November 30, 2002, February 28, 2003, May 31, 2003, November 30, 2003, February 29, 2004 and May 31, 2004.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            Rapholz Silver, Inc.

Date: September 9, 2004                               By:  /s/ Glenn A. Little
      -----------------                                  -----------------------
                                                                 Glenn A. Little
                                                         Chief Executive Officer